Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 ∎ 621 Northwest 53rd Street ∎ Boca Raton, Florida 33487 ∎ www.geogroup.com

THE GEO GROUP REPORTS FOURTH QUARTER AND FULL-YEAR 2017 RESULTS

AND ANNOUNCES $200 MILLION STOCK REPURCHASE PROGRAM

•	4Q17 Net Income Attributable to GEO of $0.30 per diluted share

•	4Q17 Adjusted Net Income of $0.38 per diluted share

•	4Q17 AFFO of $0.67 per diluted share

•	FY2018 guidance for Net Income Attributable to GEO of $1.27-$1.37 per diluted share & AFFO of $2.40-$2.50 per diluted share; Reflects $10 million in incremental Net Interest Expense

Boca Raton, Fla. – February 14, 2018 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) and a leading provider of evidence-based offender rehabilitation and community reentry services around the globe, reported today its financial results for the fourth quarter and full-year 2017.

Fourth Quarter 2017 Highlights

•	Net Income Attributable to GEO of $36.4 million, or $0.30 per diluted share

•	GAAP results include a $9.6 million net charge related to the re-measurement of net deferred tax assets as a result of the Tax Cuts and Jobs Act (“TCJA”)

•	Adjusted Net Income of $0.38 per diluted share

•	Net Operating Income of $152.7 million

•	Normalized FFO of $0.52 per diluted share

•	AFFO of $0.67 per diluted share

GEO reported fourth quarter 2017 net income attributable to GEO of $36.4 million, or $0.30 per diluted share, compared to $49.4 million, or $0.44 per diluted share, for the fourth quarter 2016. GEO’s results for the fourth quarter 2017 include approximately $0.8 million, net of tax, in mergers and acquisitions related expenses and a $9.6 million net charge related to the re-measurement of GEO’s net deferred tax assets as a result of the Tax Cuts and Jobs Act (“TCJA”) which was signed into law at the end of 2017. Adjusting for these expenses, GEO reported adjusted net income for the fourth quarter 2017 of $46.7 million, or $0.38 per diluted share.

GEO reported fourth quarter 2017 Normalized Funds From Operations (“Normalized FFO”) of $63.8 million, or $0.52 per diluted share, compared to $61.9 million, or $0.55 per diluted share, in the fourth quarter 2016. GEO reported fourth quarter 2017 Adjusted Funds From Operations (“AFFO”) of $82.0 million, or $0.67 per diluted share, compared to $77.7 million, or $0.70 per diluted share, in the fourth quarter 2016.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are pleased with our fourth quarter and year-end results and the operational milestones achieved by our diversified business units during the year. We continue to be optimistic about the demand for our services and the opportunities to reactivate our approximately 7,000 existing available beds. Our management team remains focused on effectively allocating capital to drive long-term value for our shareholders. We also recognize that we can enhance our shareholders’ value by repurchasing our common shares at times when we believe our stock is undervalued. To that end, our Board has authorized a $200 million stock repurchase program, which we expect to implement with an opportunistic strategy that maximizes returns for our shareholders.”

GEO reported total revenues for the fourth quarter 2017 of $569.0 million up from $566.6 million for the fourth quarter 2016. Fourth quarter 2017 revenues include $2.8 million in construction revenues associated with the development of the 1,300-bed Ravenhall Correctional Centre (the “Ravenhall Centre”) in Australia compared to $70.1 million in construction revenues for the fourth quarter 2016.

Compared to fourth quarter 2016, fourth quarter 2017 results reflect several developments:

•	the activation of a new contract with U.S. Immigration and Customs Enforcement (“ICE”) at GEO’s 780-bed Folkston ICE Processing Center in Georgia in January 2017;

•	the issuance of 10.4 million shares of common stock on a post-split basis in March 2017;

•	the refinancing of the term loan under GEO’s senior credit facility in March 2017;

•	the closing of the Community Education Centers (“CEC”) acquisition in April 2017; and

•	a $9.6 million net charge related to the re-measurement of GEO’s net deferred tax assets as a result of the TCJA.

Full-Year 2017 Highlights

•	Net Income Attributable to GEO of $146.2 million, or $1.21 per diluted share

•	Adjusted Net Income of $1.41 per diluted share

•	Net Operating Income of $592.9 million

•	Normalized FFO of $1.95 per diluted share

•	AFFO of $2.55 per diluted share

GEO reported net income attributable to GEO of $146.2 million, or $1.21 per diluted share, for the full-year 2017, compared to $148.7 million, or $1.33 per diluted share, for the full-year 2016. GEO’s results for the full-year 2017 include approximately $14.8 million, net of tax, in mergers and acquisitions related expenses, a $0.3 million gain on sale of real estate assets, net of tax, and a $9.6 million net charge related to the re-measurement of GEO’s net deferred tax assets as a result of the TCJA. Adjusting for these items, GEO reported adjusted net income for the full-year 2017 of $170.3 million, or $1.41 per diluted share.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

For the full-year 2017, GEO reported Normalized FFO of $236.1 million, or $1.95 per diluted share, compared to $224.0 million, or $2.01 per diluted share, for the full-year 2016. GEO reported AFFO for the full-year 2017 of $307.7 million, or $2.55 per diluted share, compared to $279.2 million, or $2.50 per diluted share, for the full-year 2016.

GEO reported total revenues for the full-year 2017 of $2.26 billion up from total revenues of $2.18 billion for the full-year 2016. Revenues for the full-year 2017 include $115.4 million in construction revenues associated with the development of the Ravenhall Centre in Australia compared to $252.4 million in construction revenues for the full-year 2016.

‘GEO Continuum of Care’ Receives National Recognition

In January 2018, the ‘GEO Continuum of Care’ received the prestigious “Innovation in Corrections” Award for 2018 at the American Correctional Association (“ACA”) Winter Conference in Orlando, Florida. This important recognition was based on the implementation of the ‘GEO Continuum of Care’ at the Graceville Correctional Facility in Florida (the “Graceville Facility”), which started as a pilot program in late 2015.

Since that time, the Graceville Facility has completed approximately 900,000 hours of rehabilitation programing; awarded more than 2,900 program completions; and conducted approximately 8,400 individual cognitive behavioral treatment sessions. The Graceville Facility has also provided assistance to 617 post-release program participants with more than $400,000 in company funding being allocated for crucial community needs including housing, employment, and transportation assistance. The Graceville Facility has also experienced improved safety and security outcomes with a 42 percent reduction in grievances filed and a 45 percent reduction in major disciplinary reports.

The ‘GEO Continuum of Care’ has since been expanded to 14 state correctional facilities and one federal correctional institution, which are operated by GEO. More recently in November 2017, GEO completed the development and activation of the Ravenhall Centre in Australia, which is expected to provide an unprecedented level of rehabilitation and reentry services through the ‘GEO Continuum of Care.’

To strengthen its commitment to being the world’s leading provider of evidence-based rehabilitation and post-release services, GEO doubled its annual expenditure commitment to expand the delivery of its ‘GEO Continuum of Care’ programs from $5 million in 2016 to $10 million in 2017. During 2016 and 2017, the ‘GEO Continuum of Care’ programs achieved several important milestones:

•	Completed more than 11.7 million hours of rehabilitation programming through a diverse number of programs

•	Averaged approximately 12,000 daily participants in academic programs

•	Awarded 4,464 GEDs and high school equivalency degrees

•	Averaged more than 24,000 daily participants in vocational training programs

•	Awarded 15,488 vocational training certifications

•	Averaged approximately 4,000 daily participants in substance abuse treatment programs

•	Awarded 16,632 substance abuse treatment program completions

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

2018 Financial Guidance

GEO issued its initial financial guidance for the full-year and first quarter 2018. GEO expects full-year 2018 total revenue to be approximately $2.3 billion. GEO expects full-year 2018 Net Income Attributable to GEO to be in a range of $1.27 to $1.37 per diluted share. GEO expects full-year 2018 AFFO to be in a range of $2.40 to $2.50 per diluted share.

GEO’s full-year 2018 guidance reflects a year-over-year increase of approximately $10 million in net interest expense domestically. Full-year 2018 guidance also reflects the revised pricing terms under the new ten-year contracts with the Federal Bureau of Prisons for the Big Spring Correctional Center and Flight Line Correctional Center in Texas, which as GEO had previously disclosed began on December 1, 2017.

Full-year 2018 guidance does not assume the reactivation of GEO’s approximately 7,000 idle and underutilized beds or any share repurchases under GEO’s $200 million share repurchase program.

For the first quarter 2018, GEO expects total revenues to be in a range of $556 million to $561 million. GEO expects first quarter 2018 Net Income Attributable to GEO to be in a range of $0.26 to $0.28 per diluted share and AFFO to be in a range of $0.55 to $0.57 per diluted share.

In addition to the items impacting full-year 2018 guidance, compared to fourth quarter 2017 results, first quarter 2018 guidance reflects approximately $0.03 to $0.04 per diluted share in additional employment tax expense as a result of the seasonality in unemployment taxes, which are front-loaded in the first quarter of the year.

Stock Repurchase Program

GEO announced today that its Board of Directors has approved a stock repurchase program of up to $200.0 million of GEO’s common stock through October 20, 2020. The stock repurchase program will be funded primarily with cash on hand, free cash flow, and borrowings under GEO’s revolving credit facility. Under the terms of GEO’s revolving credit facility, GEO currently has approximately $120.0 million of immediate, available capacity for repurchases under the stock repurchase program. Based on internal forecasts, GEO believes it will have adequate availability to complete the $200.0 million stock repurchase program well in advance of the program’s expiration. GEO believes it has the ability to fund the stock repurchase program, its working capital, its debt service requirements, and its maintenance and growth capital expenditure requirements, while maintaining sufficient liquidity for other corporate purposes.

The stock repurchase program is intended to be implemented through purchases made from time to time in the open market or in privately negotiated transactions, in accordance with applicable Securities and Exchange Commission requirements. The stock repurchase program does not obligate GEO to purchase any specific amount of its common stock and may be suspended or extended at any time at the discretion of GEO’s Board of Directors.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Quarterly Dividend

On February 5, 2018, GEO’s Board of Directors declared a quarterly cash dividend of $0.47 per share. The quarterly cash dividend will be paid on February 27, 2018 to shareholders of record as of the close of business on February 16, 2018. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, EBITDAre (EBITDA for real estate), and Adjusted EBITDAre (Adjusted EBITDA for real estate), and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein. Please see the section of this press release below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information which is available on GEO’s Investor Relations webpage at investors.geogroup.com.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s fourth quarter and full-year 2017 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Events and Webcasts section of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until February 28, 2018 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10116718.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 141 facilities totaling approximately 96,000 beds, including projects under development, with a growing workforce of approximately 23,000 professionals.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDAre, Adjusted EBITDAre, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, Adjusted EBITDAre, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2018, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

TCJA Impact. We recorded a net charge of $9.6 million related to the TCJA during the three months ended December 31, 2017. As of December 31, 2017, we have not completed our accounting for the tax effects of the TCJA. Our net charge is provisional based on reasonable estimates for those tax effects. Changes to these estimates or new guidance issued by regulators may materially impact our provision for income taxes and effective tax rate in the period in which the adjustments are made. Our accounting for the tax effects of the TCJA will be completed during the measurement period, which should not extend beyond the fourth quarter of 2018. We have provided non-GAAP financial measures related to the TCJA to aid investors in better understanding our performance. We believe these non-GAAP measures aid investors by providing additional insight into our operational performance and help clarify trends affecting our business. For comparability of reporting, management considers non-GAAP measures in conjunction with GAAP financial results in evaluating business performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income adjusted by subtracting equity in earnings of affiliates, net of income tax provision, and by adding income tax (benefit) provision, interest expense, net of interest income, loss on extinguishment of debt, depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax.

EBITDAre (EBITDA for real estate) is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, depreciation and amortization, and gain on sale of real estate assets, pre-tax. Adjusted EBITDAre (Adjusted EBITDA for real estate) is defined as EBITDAre adjusted for net income/loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented merger and acquisition (“M&A”) related expenses (including transition related expenses), pre-tax and start-up expenses, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDAre and Adjusted EBITDAre are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDAre and Adjusted EBITDAre provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income attributable to GEO.

The adjustments we make to derive the non-GAAP measures of EBITDAre and Adjusted EBITDAre exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDAre and Adjusted EBITDAre provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented non-recurring tax benefits, net TCJA impact, loss on extinguishment of debt, M&A related expenses (including transition related expenses), start-up expenses, and tax adjustments related to M&A expenses.

Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented non-recurring tax benefits, net TCJA impact, loss on extinguishment of debt, M&A related expenses (including transition related expenses), net of tax, start-up expenses, net of tax, and gain on sale of real estate assets, net of tax.

Because of the unique design, structure and use of our correctional facilities, we believe that assessing the performance of our correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in net income attributable to GEO but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance. We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations.

We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the first quarter of 2018 and full year 2018, the assumptions underlying such guidance, and statements regarding future project activations and growth opportunities. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2018 given the various risks to which its business is exposed; (2) GEO’s ability to fully implement its announced stock repurchase program and the timing and amounts of any future stock repurchases; (3) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (5) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (6) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (7) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (8) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (9) GEO’s ability to obtain future financing on acceptable terms; (10) GEO’s ability to sustain company-wide occupancy rates at its facilities; (11) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (12) the impact of any future regulations or guidance on the Tax Cuts and Jobs Act; (13) GEO’s ability to remain qualified as a REIT; (14) the incurrence of REIT related expenses; and (15) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Fourth quarter and full-year financial tables to follow:

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q4 2017	Q4 2016	FY 2017	FY 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$568,977	$566,579	$2,263,420	$2,179,490
Operating expenses	424,209	429,279	1,700,495	1,650,281
Depreciation and amortization	31,833	29,030	124,297	114,916
General and administrative expenses	46,477	40,262	190,343	148,709

Operating income	66,458	68,008	248,285	265,584
Interest income	12,705	10,109	51,676	28,496
Interest expense	(38,322)	(34,854)	(148,024)	(128,718)
Loss on extinguishment of debt	—	—	—	(15,885)

Income before income taxes and equity in earnings of affiliates	40,841	43,263	151,937	149,477
Provision(benefit) for income taxes	12,368	(4,096)	17,958	7,904
Equity in earnings of affiliates, net of income tax provision	7,790	1,983	12,045	6,925

Net income	36,263	49,342	146,024	148,498
Less: Net loss attributable to noncontrolling interests	94	94	217	217

Net income attributable to The GEO Group, Inc.	$36,357	$49,436	$146,241	$148,715

Weighted Average Common Shares Outstanding:
Basic	122,286	111,212	120,095	111,065
Diluted	122,919	111,690	120,814	111,485

Income per Common Share Attributable to The GEO Group, Inc. :

Basic:
Net income per share — basic	$0.30	$0.44	$1.22	$1.34

Diluted:
Net income per share — diluted	$0.30	$0.44	$1.21	$1.33

Regular Dividends Declared per Common Share	$0.47	$0.43	$1.88	$1.73

*	all figures in ‘000s, except per share data

Reconciliation of Net Income Attributable to GEO to Adjusted Net Income

(In thousands, except per share data)(Unaudited)

	Q4 2017	Q4 2016	FY 2017	FY 2016
Net Income attributable to GEO	$36,357	$49,436	$146,241	$148,715
Add:
Non-recurring tax benefits	—	(2,031)	—	(2,031)
Net Tax Cuts and Jobs Act Impact	9,584	—	9,584	—
Loss on extinguishment of debt	—	—	—	15,885
Start-up expenses, net of tax	—	—	—	1,190
M&A related expenses, net of tax	808	—	14,785	—
Gain on sale of real estate assets, net of tax	—	(952)	(261)	(952)

Adjusted Net Income	$46,749	$46,453	$170,349	$162,807

Weighted average common shares outstanding - Diluted	122,919	111,690	120,814	111,485

Adjusted Net Income Per Diluted Share	$0.38	$0.42	$1.41	$1.46

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of December 31, 2017	As of December 31, 2016
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$81,377	$68,038
Restricted cash and investments	44,932	17,133
Accounts receivable, less allowance for doubtful accounts	389,916	356,255
Contract receivable, current portion	18,142	224,033
Prepaid expenses and other current assets	45,342	32,210

Total current assets	$579,709	$697,669

Restricted Cash and Investments	27,999	20,848
Property and Equipment, Net	2,078,123	1,897,241
Non-Current Contract Receivable	404,309	219,783
Assets Held for Sale	3,915	—
Deferred Income Tax Assets	26,277	30,039
Intangible Assets, Net (including goodwill)	1,034,290	819,317
Other Non-Current Assets	72,286	64,512

Total Assets	$4,226,908	$3,749,409

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$92,587	$79,637
Accrued payroll and related taxes	71,732	55,260
Accrued expenses and other current liabilities	176,324	131,096
Current portion of capital lease obligations, long-term debt, and non-recourse debt	28,920	238,065

Total current liabilities	$369,563	$504,058

Non-Current Deferred Income Tax Liabilities	8,757	—
Other Non-Current Liabilities	96,702	88,656
Capital Lease Obligations	6,059	7,431
Long-Term Debt	2,181,544	1,935,465
Non-Recourse Debt	365,364	238,842
Shareholders’ Equity	1,198,919	974,957

Total Liabilities and Shareholders’ Equity	$4,226,908	$3,749,409

*	all figures in ‘000s

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO*

(Unaudited)

	Q4 2017	Q4 2016	FY 2017	FY 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$36,357	$49,436	$146,241	$148,715
Add:
Real Estate Related Depreciation and Amortization	17,005	$15,482	$65,723	$61,179
Gain on sale of real estate assets **	—	$(952)	$(261)	$(952)

Equals: NAREIT defined FFO	$53,362	$63,966	$211,703	$208,942

Add:
Non-recurring tax benefits**	—	(2,031)	—	(2,031)
Net Tax Cuts and Jobs Act Impact	9,584	—	9,584	—
Loss on extinguishment of debt	—	—	—	15,885
Start-up expenses	—	—	—	1,190
M&A related expenses	1,129	—	19,059	—
Tax Effect of adjustments to Funds From Operations ***	(321)	—	(4,274)	—

Equals: FFO, normalized	$63,754	$61,935	$236,072	$223,986

Add:
Non-Real Estate Related Depreciation & Amortization	14,828	13,548	58,574	53,737
Consolidated Maintenance Capital Expenditures	(6,192)	(4,699)	(23,371)	(23,419)
Stock Based Compensation Expenses	4,992	3,098	19,844	12,773
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	4,618	3,791	16,540	12,121

Equals: AFFO	$82,000	$77,673	$307,659	$279,198

Weighted average common shares outstanding - Diluted	122,919	111,690	120,814	111,485

FFO/AFFO per Share - Diluted

Normalized FFO Per Diluted Share	$0.52	$0.55	$1.95	$2.01
AFFO Per Diluted Share	$0.67	$0.70	$2.55	$2.50

Regular Common Stock Dividends per common share	$0.47	$0.43	$1.88	$1.73

*	all figures in ‘000s, except per share data
**	no tax impact
***	tax adjustments relate to M&A expenses

— More —

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to

Net Operating Income, EBITDAre and Adjusted EBITDAre*

(Unaudited)

	Q4 2017	Q4 2016	FY 2017	FY 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$36,357	$49,436	$146,241	$148,715
Less
Net loss attributable to noncontrolling interests	94	94	217	217

Net Income	$36,263	$49,342	$146,024	$148,498
Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(7,790)	(1,983)	(12,045)	(6,925)
Income tax provision(benefit)	12,368	(4,096)	17,958	7,904
Interest expense, net of interest income	25,617	24,745	96,348	100,222
Loss on extinguishment of debt	—	—	—	15,885
Depreciation and amortization	31,833	29,030	124,297	114,916
General and administrative expenses	46,477	40,262	190,343	148,709

Net Operating Income, net of operating lease obligations	$144,768	$137,300	$562,925	$529,209

Add:
Operating lease expense, real estate	7,884	6,505	29,996	32,231
Start-up expenses, pre-tax	—	—	—	1,939

Net Operating Income (NOI)	$152,652	$143,805	$592,921	$563,379

	Q4 2017	Q4 2016	FY 2017	FY 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$36,263	$49,342	$146,024	$148,498
Income tax provision (benefit) **	6,884	(3,606)	14,259	10,245
Interest expense, net of interest income***	25,617	24,745	96,348	116,107
Depreciation and amortization	31,833	29,030	124,297	114,916
Gain on sale of real estate assets, pre-tax	—	(952)	(261)	(952)

EBITDAre	$100,597	$98,559	$380,667	$388,814

Net loss attributable to noncontrolling interests	94	94	217	217
Stock based compensation expenses, pre-tax	4,992	3,098	19,844	12,773
M&A related expenses, pre-tax	1,129	—	19,059	—
Start-up expenses, pre-tax	—	—	—	1,939

Adjusted EBITDAre	$106,812	$101,751	$419,787	$403,743

*	all figures in ‘000s
**	including income tax provision on equity in earnings of affiliates
***	includes loss on extinguishment of debt

— More —

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

2018 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2018
Net Income Attributable to GEO	$155,000	to	$167,000
Real Estate Related Depreciation and Amortization	77,000		77,000
Loss on Sale of Real Estate Assets	500		500

Funds from Operations (FFO)	$232,500	to	$244,500

Adjustments
Start-Up Expenses, net of tax	2,000		2,000

Normalized Funds from Operations	$234,500	to	$246,500

Non-Real Estate Related Depreciation and Amortization	54,500		54,500
Consolidated Maintenance Capex	(23,000)		(23,000)
Non-Cash Stock Based Compensation	20,500		20,500
Non-Cash Interest Expense	10,000		10,000

Adjusted Funds From Operations (AFFO)	$296,500	to	$308,500

Net Cash Interest Expense	101,500		101,500
Consolidated Maintenance Capex	23,000		23,000
Income Taxes	10,000		10,000

Adjusted EBITDAre	$431,000	to	$443,000

G&A Expenses	172,000		172,000
Non-Cash Stock Based Compensation	(20,500)		(20,500)
Equity in Earnings of Affiliates	(6,000)		(6,000)
Loss on Sale of Real Estate Assets	(500)		(500)
Real Estate Related Operating Lease Expense	31,000		31,000

Net Operating Income	$607,000	to	$619,000

Adjusted Net Income Per Diluted Share	$1.27	to	$1.37
AFFO Per Diluted Share	$2.40	to	$2.50
Weighted Average Common Shares Outstanding-Diluted	123,500	to	123,500

- End -

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations